SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOST CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/24/96           24,000             2.8000
          GAMCO INVESTORS, INC.
                                 9/24/96           16,600             2.6250
                                 9/24/96           51,233             2.7470
                                 9/20/96           70,000             2.5000
                                 9/20/96            1,334-            2.3750
                                 9/13/96          110,000             2.6818





           PREFERRED CONVERTIBLE STOCK-GENERALHOSTCV DEBT8


          GAMCO INVESTORS, INC.
                                 9/24/96               37-           77.9324
                                 9/23/96               30-           78.5000
                                 9/20/96               80-           78.5000
                                 9/19/96                3-           78.5000
                                 9/18/96               65-           78.5000
                                 9/13/96               50            78.0000












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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